UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 29, 2016, the Board of Directors of Oracle Corporation (“Oracle”), after careful deliberation, directed management to prepare for the Board’s consideration at an upcoming meeting in late Spring 2016 a proxy access amendment to Oracle’s Amended and Restated Bylaws. The proxy access amendment would give stockholders the right to include their director nominees in Oracle’s proxy statement based on a “3/3/20/20” structure, under which eligible stockholders could use proxy access to nominate up to 20% of the Board (but in any event at least two directors). To do so, stockholders would be required to have held shares comprising at least 3% of Oracle’s outstanding shares continuously for at least three years. In addition, the proposed amendment would allow up to 20 stockholders to form a group to reach the required ownership threshold.

In requesting a bylaw taking this approach, the Board considered the stockholder vote on a proxy access proposal at Oracle’s 2015 Annual Meeting of Stockholders, as well as a variety of views on proxy access, including the Council of Institutional Investors’ Proxy Access Best Practices, and those gained through extensive discussions with stockholders and independent advisors with expertise in this area.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: May 6, 2016	By:	/s/ Dorian Daley
		Name:	Dorian Daley
		Title:	Executive Vice President, General Counsel and Secretary